SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:
[X]      Preliminary Proxy Statement.
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[  ]     Definitive Proxy Statement
[_]      Definitive additional materials.
[_]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

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                              SYMPOSIUM CORPORATION
                (Name of Registrant as Specified in Its Charter)

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Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                              SYMPOSIUM CORPORATION
                           410 Park Avenue, Suite 830
                            New York, New York 10022


                                 March __, 2000


To the Stockholders:

         The written consent of the holders of Symposium Corporation's common stock, par value $0.001 per share, of record at the close of business on March 20, 2000, is requested in regard to an amendment to Symposium Corporation's Amended and Restated Certificate of Incorporation as described in the accompanying Consent Solicitation Statement. It is requested that your written consent, using the accompanying Consent Card, be delivered to Symposium Corporation at 410 Park Avenue, Suite 830, New York, New York 10022 on or before April , 2000. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.


                                 By Order of the Board of Directors,


                                 Ronald Altbach
                                 Co-Chairman of the Board, Chief Operating
                                 Officer and Secretary

                              SYMPOSIUM CORPORATION
                           410 Park Avenue, Suite 830
                            New York, New York 10022

                         CONSENT SOLICITATION STATEMENT
                                       FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
                     TO THE ADOPTION OF AN AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         This Consent Solicitation Statement is furnished to the stockholders of Symposium Corporation, a Delaware corporation, by the Board of Directors in connection with the solicitation by the Company of the written consents of the stockholders to the adoption of an amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation of the Company.

         The purpose of the Amendment is to increase the number of shares of common stock, par value $.001, which the Company has authority to issue by 50,000,000 from 25,000,000 to 75,000,000, and, consequently, to increase the total number of shares of all classes of stock which the Company shall have authority to issue by 50,000,000, from 35,000,000 to 85,000,000. The text of the Amendment is set forth below under the heading "The Amendment".

         The Company intends to distribute this Consent Solicitation Statement and the accompanying consent card commencing on or about -- --, 2000, to the holders of record of the Company's common stock as of the close of business on ____________, 2000. This date is referred to as the "record date." Written consents of stockholders representing a majority of the outstanding shares of common stock at the record date are required to approve the Amendment.

         The principal executive offices of the Company are located at 410 Park Avenue, Suite 830, New York, New York 10022, and the telephone number of the Company is (212) 754-9901.


                            Reasons for the Amendment

                  The Amendment is necessary in order to enable the Company to satisfy its obligations to reserve shares of common stock for issuance: (a) upon conversion of outstanding shares of Series A, B and C preferred stock and convertible debt, and (b) upon exercise of outstanding warrants and options to purchase shares of common stock. As of March 20, 2000, there were 17,256,881 issued and outstanding shares of common stock and the Company was obligated to reserve an aggregate of 12,450,921 shares of common stock for issuance upon conversion of the preferred stock and convertible debt, and exercise of the options and warrants, described above. The Company may be required to issue additional shares of common stock and warrants to purchase common stock as a result of its failure to redeem the outstanding shares of Series A, B and C preferred stock or to pay certain convertible debt when it is required to do so. These matters are described in greater detail below.

         Since the Company did not redeem the outstanding shares of Series A preferred stock by February 27, 2000, the Company is required to issue to the holders of the Series A shares a total of 15,000 shares of common stock per day for each day that the Series A preferred stock remains outstanding from February 28 through March 28, 2000; and is required to issue 25,000 shares of common stock per day for each day that the Series A preferred stock remains outstanding after March 28, 2000. The Company is also required to issue to the holders of Series A preferred stock, for each 30-day period the Series A Shares remain outstanding after March 28, 2000, warrants to purchase 10 shares of common stock per outstanding Series A share, with an exercise price of $0.10 per share. In addition, if the shares of Series A preferred stock have not been redeemed by April 12, 2000 (the "Trigger Date"), (i) the conversion price at which shares of Series A preferred stock are convertible into shares of common stock will automatically decrease from $2.00 to $0.10 and (ii) the Company will be required to issue to the Series A holders, for each 30-day period the Series A Shares remain outstanding after April 12, 2000, warrants to purchase an additional 200,000 shares of common stock, with an exercise price of $0.10 per share. These warrants can be exercised for five years from the date of issuance. At a conversion price of $2.00 per share, the Company would be required to issue 1,075,000 shares of common stock to the Series A preferred holders of the upon conversion of all outstanding shares. At a conversion price of $0.10 per share, the Company would be required to issue 21,500,000 shares of common stock to the Series A preferred holders upon conversion. On March --, 2000, the holders of the Series A Shares agreed to extend the Trigger Date from March 28, 2000 to April 12, 2000, in exchange for the Company's agreement to issue 275,000 shares of common stock to such holders, upon the effectiveness of the Amendment. The holders also agreed, in their capacity as holders of common stock, to consent to the adoption of the Amendment.

         If the Company does not redeem the outstanding shares of Series B preferred stock by July 26, 2000, the price at which these shares can be converted into Common Stock will automatically be reduced from $2.00 to $.50 per share. At a conversion price of $2.00 per share, the Company would be required to issue 767,500 shares of common stock to the holders of the Series B shares upon conversion of all outstanding shares. At a conversion price of $.50 per share, the Company would be required to issue 3,070,000 shares of common stock to the Series B preferred holders upon conversion.

         If the Company does not redeem the outstanding shares of Series C preferred stock by July 26, 2000, (i) the price at which these shares can be converted into common stock will automatically be reduced from $2.00 to $.50 per share; and (ii) the Company will be required to issue to the holders of the Series C shares, for each 30-day period the Series C shares remain outstanding after July 26, 2000, warrants to purchase 370,244 shares of common stock with an exercise price of $.25 per share. At a conversion price of $2.00 per share, the Company would be required to issue 2,644,600 shares of common stock to the holders of the Series C shares upon conversion of all outstanding shares. At a conversion price of $.50 per share, the Company would be required to issue 10,578,400 shares of common stock to the Series C preferred holders upon conversion.

         A $500,000 convertible note issued by the Company in January 2000 is due on March 25, 2000. If the Company fails to pay this note when due, the exercise price of 850,000 warrants issued to the noteholder during 1999 (which exercise price was originally $5.00 per share, was reduced in December 1999 to $2.00 per share and reduced again on January 14, 2000 to $1.50 per share), will be further reduced to $0.10 per share.

         Accordingly, unless the number of authorized shares of common stock is increased, the Company will have insufficient shares of common stock to satisfy its existing reservation obligations and may be unable to issue additional shares of common stock if outstanding shares of preferred stock are converted or outstanding options or warrants are exercised. In addition, a shortage of authorized shares of common stock will significantly restrict the ability of the Company to engage in additional equity financings or stock based acquisitions of existing companies that can bring value to the Company's stockholders. For example, if stockholders consent to the adoption of the Amendment, the Company proposes to raise the funding necessary to redeem its outstanding Series A preferred stock by selling shares of common stock and warrants to purchase common stock in a private offering. If stockholders do not consent to the adoption of the Amendment, the Company will be forced to seek other sources of funding for this redemption which, it believes, will not available to it on equally attractive terms.

         Subject to applicable laws and regulations, the Company does not intend to solicit further consents from the holders of common stock for the issuance of the common stock authorized by the Amendment.

         No holder of shares of common stock is entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or to subscribe for or purchase securities convertible into stock of any class, series or kind whatsoever.

                                  The Amendment

         The first paragraph of Article THIRD of the Company's Amended and Restated Certificate of Incorporation reads as follows before giving effect to the Amendment:

                  THIRD: 1. The authorized capital stock of the Corporation shall consist of 35,000,000 shares of which 25,000,000 shares shall be designated Common Stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares shall be designated Preferred Stock, par value $0.001 per share (the "Preferred Stock").

         Pursuant to the Amendment, the first paragraph of Article THIRD of the Certificate would be deleted and replaced by the following:

                  THIRD: 1. The authorized capital stock of the Corporation shall consist of 85,000,000 shares of which 75,000,000 shares shall be designated Common Stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares shall be designated Preferred Stock, par value $0.001 per share (the "Preferred Stock").

The Board of Directors has adopted resolutions that set forth the Amendment, declare the advisability of the Amendment, and submit the Amendment to the stockholders for approval. The Board recommends approval of the Amendment by the stockholders.

                              The Consent Procedure

         General

         The Amendment is submitted for stockholder approval by written consent. No meeting of the stockholders will be held to vote on this matter. Only stockholders of record as of _______, 2000 are entitled to consent, to withhold their consent, or to revoke their consent, to the Amendment. Stockholders are entitled to one consent for each outstanding share of common stock held at the record date. As of the record date there were [ ] outstanding shares of common stock.

         Consents, once dated, signed, and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed, and delivered to the Company at the address set forth below on or before the time that the Company has received written consents from holders of a majority of the outstanding shares of common stock.

         Stockholders owning a majority of the outstanding common stock as of the record date have indicated their intent to deliver to the Company their written consents approving the Amendment. Those stockholders hold sufficient shares of common stock to assure the approval of the Amendment regardless of whether consents are received from any other stockholders.

         The Amendment will be approved at such time as the Company holds unrevoked written consents of stockholders approving the Amendment representing a majority of the outstanding shares of common stock at the record date. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the Amendment.

         Stockholders are requested to indicate approval of the Amendment by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the Amendment, and delivering the Consent Card to the Company at the address set forth below. Withholding of consent to the Amendment, or abstention with respect to the approval of the Amendment, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the Amendment or abstention with respect to the approval of the Amendment, respectively, and delivering the Consent Card to the Company at the address set forth below.

         A Consent Card which has been signed, dated and delivered to the Company without any of the boxes for approval, withholding of consent, or abstention checked will constitute a consent to the Amendment.

         Consent Cards may be delivered to the Company at the following address:

                              SYMPOSIUM CORPORATION
                           410 Park Avenue, Suite 830
                            New York, New York 10022
                              Attention: Secretary

         Consent Cards should be delivered to the Company as soon as possible. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States. Consent Cards and revocations of consents will be deemed to have been received by the Company upon actual delivery at the above address.

         Absence of Appraisal Rights

         Stockholders who abstain from consenting with respect to the Amendment, or who withhold consent to the Amendment, do not have the right to an appraisal of their shares of Common Stock or any similar dissenters' rights under applicable law.

         Expense of Consent Solicitation

         The Company will bear the entire cost of the solicitation of stockholder approval of the amendment, including the preparation, assembly, printing and mailing of this consent statement and any additional material furnished to stockholders. In addition, the Company may reimburse certain persons for their costs of forwarding the solicitation material to stockholders. The Company does not anticipate that it will be necessary to supplement its solicitation of consents by mail with telephone, telegram or personal solicitation of consents by directors, officers or employees of the Company. However, if such persons are called upon to solicit consents on behalf of the Company, no additional compensation will be paid for any of such services.

         Security Ownership of Certain Beneficial Owners and Management
                            Ownership of the Company

         The following table sets forth, as of the [March 21, 2000], certain information relating to the ownership of the common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the common stock, (ii) each of the Company's directors,
(iii) each executive officer, and (iv) all of the Company's executive officers and directors as a group.

                                      AMOUNT AND NATURE
NAME AND ADDRESS                      OF BENEFICIAL             PERCENT OF
OF BENEFICIAL OWNER(1)                OWNERSHIP(2)               CLASS(2)
---------------------------------   ------------------    ----------------------

Richard Prochnow                          2,500,000                14.5%
     2550 Heritage Court, Suite 106
    Atlanta, Georgia  30339

Michael Lauer                             9,150,000(3)             44.6%
    980 Post Road East
    Westport, Connecticut, 06880

The Shropshire Trust Company, Ltd.        1,200,000 (4)             6.9%
    M.L.H. Quin & Co.
    Bermuda Commercial Bank Bldg.
    44 Church Street
    Hamilton HM 12    Bermuda

Ronald Altbach                            1,350,000(5)              7.7%

Lancer Offshore Inc.                      8,150,000(6)               39.7%
     Kaya Flamboyan 9
     Curacao, Netherlands Antilles

Lancer Partners                           1,000,000                   5.8%
     980 Post Road East
     Westport, Connecticut, 06880

Richard Cohen                               100,000  (7)                *
Richard Kaufman                              60,000  (8)                *
Tim S. Ledwick                                    0  (9)                *
Polly Bauer                                  50,000 (10)                *
Ken Lambert                                       0 (11)                *
Bruce Dorskin                                     0 (12)                *
All officers and directors as a group
(6 persons)                               1,560,000                   8.8%

----------------
* Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner is in the care of Symposium Corporation, 410 Park Avenue, Suite 803, New York, NY 10022.

(2) Unless otherwise indicated and subject to applicable community property laws, Symposium believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days from the date of this consent statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming all options, warrants or convertible securities that are held by such person (but not held by any other person) and which are exercisable or convertible within 60 days of this consent statement have been exercised or converted. Percent of Class (third column above) is based on 17,256,881 shares of common stock outstanding as of the date of this consent statement.

(3) Includes shares owned by Lancer Offshore (see note 6) and Lancer Partners (see below), which Mr. Lauer may be deemed to beneficially own by virtue of his status as investment management of Lancer Offshore and General Partner of Lancer Partners.

(4) Shropshire Trust Company Ltd. is an independent trust company and is unaffiliated with Symposium other than as a beneficial owner of 1,200,000 shares as trustee for Shropshire Trust No. 1, Shropshire Trust No. 2, Shropshire Trust No. 3 and Shropshire Trust No. 4, each of which holds 300,000 shares of common stock. The beneficiaries of the Shropshire Trust No. 1, Shropshire Trust No. 2, Shropshire Trust No. 3 and Shropshire Trust No. 4 are the children of Rupert Galliers-Pratt, former Chief Executive Officer of Symposium Corporation.

(5) Includes: (i) 475,000 shares of common stock owned by his wife; and (ii) 350,000 shares of common stock issuable upon exercise of stock options. Does not include 250,000 shares issuable upon exercise of warrants that are not exercisable within 60 days of March 20, 2000.

(6) Includes 2,900,000 shares of common stock issuable upon exercise of warrants and 3,250,000 shares of common stock issuable upon exercise of the Company's convertible preferred securities.

(7) Includes 50,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days. Does not include 170,000 shares of common stock issuable upon the exercise of stock options which vest more than 60 days from March 20, 2000.

(8) Does not include 190,000 shares of common stock issuable upon the exercise of stock options which vest more than 60 days from March 20, 2000.

(9) Does not include 75,000 shares of common stock issuable upon exercise of options which vest more than 60 days from March 20, 2000.

(10) Does not include 50,000 shares of common stock issuable upon exercise of stock options which vest more than 60 days from March 20, 2000.

(11) Does not include 150,000 shares of common stock issuable upon exercise of stock options which vest more than 60 days from March 20, 2000.

(12) Does not include 150,000 shares of common stock issuable upon exercise of stock options which vest more than 60 days from March 20, 2000.


                             Additional Information

         The Company files reports and other information with the Securities and Exchange Commission. Copies of these documents may be obtained at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. Stockholders may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Secretary at 410 Park Avenue, Suite 830, New York, New York 10022, telephone number (212) 754-9901.

                                 By Order of the Board of Directors


                                 Ronald Altbach
                                 Co-Chairman of the Board, Chief Operating
                                 Officer and Secretary



March   , 2000
New York, New York

                                    IMPORTANT
                         PLEASE COMPLETE, SIGN AND DATE
                          YOUR WRITTEN CONSENT PROMPTLY
                     AND RETURN IT IN THE ENCLOSED ENVELOPE

                         WRITTEN CONSENT OF STOCKHOLDERS
                              SYMPOSIUM CORPORATION

         THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF THIS CONSENT IS SIGNED, DATED, AND DELIVERED TO SYMPOSIUM CORPORATION WITH NO DESIGNATION BY THE UNDERSIGNED ON THE REVERSE SIDE, THIS CONSENT WILL CONSTITUTE THE STOCKHOLDER'S CONSENT TO AND APPROVAL OF THE AMENDMENT.

PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND ATTORNEYS SHOULD GIVE FULL TITLE AS SUCH. WHEN SHARES ARE HELD JOINTLY, ALL SHOULD SIGN. IF THE SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON. IF SHARES ARE HELD IN MORE THAN ONE CAPACITY, THIS CONSENT SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES.

              -----------                                     -----------
              SEE REVERSE                                     SEE REVERSE
                 SIDE                                            SIDE
              -----------                                     -----------

                  (TO BE SIGNED AND DATED ON THE REVERSE SIDE)

[X]      PLEASE MARK AS IN THIS SAMPLE.


Amendment to the first paragraph of ARTICLE THIRD of the Amended and Restated Certificate of Incorporation of Symposium Corporation as set forth under the heading "The Amendment" in the Consent Solicitation Statement dated March , 2000.

MARK ONLY ONE OF THE FOLLOWING THREE BOXES:


[ ]      FOR               [  ]    WITHHOLD              [ ]      ABSTAIN



                          (Please sign and date below)


                                             Dated: ________________ , 2000


                                             _______________________________
                                             Signature of Stockholder(s)


                                             _______________________________
                                             Signature of Stockholder(s)

                                    If signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.


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